Exhibit 99.1

Contacts:
Geoff Clear	Parna Sarkar
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 418-3003	(781) 418-3135
gclear@irobot.com	psarkar@irobot.com
iRobot Schedules Second Quarter 2006 Earnings Call
BURLINGTON, Mass., July 19, 2006 – iRobot Corp. (NASDAQ: IRBT) announced today the company will issue its second quarter 2006 financial results after close of market on July 31.
Following the issuance of its earnings release, iRobot will also host a conference call, which is open to all interested investors. The company plans to discuss its second quarter 2006 financial results and outlook for future financial performance. Pertinent details include:

Date:	Monday, July 31, 2006
Time:	5:30 p.m. ET
Call-In Number:	913-981-4900
A live, audio broadcast of the conference call also will be available at http://investors.irobot.com/events.cfm. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available through midnight on Monday, Aug. 14 and can be accessed by dialing 719-457-0820, access code 2708044.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
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